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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                             Preliminary Termsheet
                                [$164,834,000]
                                  Approximate

                   Morgan Stanley Mortgage Loan Trust 2006-7
                               (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 2006-7
                             Group 5 Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/
0000914121-06-000636.txt

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.


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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                         [$164,834,000] (Approximate)
                   Morgan Stanley Mortgage Loan Trust 2006-7
                               (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 2006-7
                             Group 5 Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights
                            ----------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Modified
                                                                                                                  Duration To
    Offered                                                             Expected Ratings         Avg Life to      Call(1) (3)
    Classes               Description                 Balance(4)         S&P / Moody's         Call(1)/Mty(2)     / Mty (2)(3)
---------------------------------------------------------------------------------------------------------------------------------
     5-A-1           Senior / Floating Rate          [$67,459,000]          AAA/Aaa             1.00 / 1.00       0.96 / 0.96
---------------------------------------------------------------------------------------------------------------------------------
     5-A-2            Senior / Fixed Rate            [$45,182,000]          AAA/Aaa             3.00 / 3.00       2.67 / 2.67
---------------------------------------------------------------------------------------------------------------------------------
     5-A-3            Senior / Fixed Rate            [$7,292,000]           AAA/Aaa             5.00 / 5.00       4.17 / 4.17
---------------------------------------------------------------------------------------------------------------------------------
     5-A-4            Senior / Fixed Rate            [$18,787,000]          AAA/Aaa             7.30 / 9.29       5.66 / 6.67
---------------------------------------------------------------------------------------------------------------------------------
     5-A-5            Senior / Fixed Rate            [$15,413,000]          AAA/Aaa             6.33 / 6.53       5.07 / 5.19
---------------------------------------------------------------------------------------------------------------------------------
     5-M-1        Subordinate / Floating Rate        [$4,213,000]           AA/Aa2              5.32/ 5.75        4.49 / 4.75
---------------------------------------------------------------------------------------------------------------------------------
     5-M-2        Subordinate / Floating Rate        [$3,623,000]            A+/A2              5.32 / 5.64       4.48 / 4.68
---------------------------------------------------------------------------------------------------------------------------------
     5-B-1        Subordinate / Floating Rate        [$2,865,000]          BBB/Baa2             5.31 / 5.43       4.38 / 4.45
---------------------------------------------------------------------------------------------------------------------------------
       OC                                                     Not Offered Hereby
---------------
      P-2
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------

                                                       Initial
    Offered                                         Subordination
    Classes    Payment Window To Call(1) / Mty(2)      Level(5)         Benchmark
---------------------------------------------------------------------------------------
     5-A-1              1 - 24 / 1 - 24                 8.55%         1 Mo. LIBOR
---------------------------------------------------------------------------------------
     5-A-2             24 - 55 / 24 - 55                8.55%             N/A
---------------------------------------------------------------------------------------
     5-A-3             55 - 66 / 55 - 66                8.55%             N/A
---------------------------------------------------------------------------------------
     5-A-4            66 - 96 / 66 - 209                8.55%             N/A
---------------------------------------------------------------------------------------
     5-A-5            38 - 96 / 38 - 207                8.55%             N/A
---------------------------------------------------------------------------------------
     5-M-1            37 - 96 / 37 - 144                6.05%         1 Mo. LIBOR
---------------------------------------------------------------------------------------
     5-M-2            37 - 96 / 37 - 131                3.90%         1 Mo. LIBOR
---------------------------------------------------------------------------------------
     5-B-1            37 - 96 / 37 - 114                2.20%         1 Mo. LIBOR
---------------------------------------------------------------------------------------
       OC
---------------
      P-2
---------------------------------------------------------------------------------------

Notes:
(1)   Certificates are priced to a 10% Optional Termination or Auction Call.
(2)   Based on 100% of the prepayment assumption as described herein.
(3)   Assumes pricing at par.
(4)   Bond sizes subject to a variance of plus or minus 10%.
(5) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%.






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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Issuing Entity:         Morgan Stanley Mortgage Loan Trust 2006-7.

Depositor:              Morgan Stanley Capital I Inc. The offered certificates
                        will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:                Morgan Stanley Mortgage Capital Inc.

Originators:            Morgan Stanley Mortgage Capital Inc., the Sponsor, is
                        expected to be the originator for approximately 58.88%
                        of the Mortgage Loans in Collateral Allocation Group 5
                        (the "Group 4 Mortgage Loans"). GreenPoint Mortgage
                        Funding, Inc. is expected to be the originator for approximately 36.46% of the Mortgage Loans in Collateral Allocation Group 5. See Exhibit 2. No other originator is expected to have originated more than 10% of the Group 4 Mortgage Loans by principal balance.

Servicers:              GreenPoint Mortgage Funding, Inc is expected to be the
                        initial servicer of approximately 36.46% of the Mortgage Loans in Collateral Allocation Group 5 by principal balance. GMAC Mortgage Corporation is expected to be the initial servicer of approximately
                        62.96% of the Mortgage Loans in Collateral Allocation
                        Group 5 by principal balance. See Exhibit 3. No other servicer is expected to be the direct servicer for more than 10% of the Mortgage Loans in Collateral
                        Allocation Group 5 by principal balance.

Servicing Fee:          The Servicing Fee Rate for the Mortgage Loans in
                        Collateral Allocation Group 5 is expected to be 0.250% per annum.

                        For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Expense Fee:            The Expense Fee Rate with respect to each Mortgage
                        Loan and any Distribution Date will be the related
                        Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance     Generally, the 18th of the month in which the
Date:                   Distribution Date occurs.

Auction Administrator/
Master Servicer/        Wells Fargo Bank, National Association.
Securities
Administrator:

Trustee:                LaSalle Bank, National Association.

Managers:               Morgan Stanley (sole lead manager)

Rating Agencies:        The Offered Certificates are expected to be rated by
                        Standard & Poor's and Moody's Investors Service, Inc.

Offered Certificates:   The Group 5 Senior Certificates and the Group 5
                        Subordinate Certificates.

Non Offered             The Class OC Certificates and Class P-2 Certificates.
Certificates:

Senior Certificate      The Group 5 Senior Certificates.
Group:

Group 5 Senior          The Class 5-A Certificates.
Certificates:




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material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Class 5-A               The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4
Certificates:           and Class 5-A-5 Certificates.


Class 5-M               The Class 5-M-1 and Class 5-M-2 Certificates.
Certificates:

Class 5-B               The Class 5-B-1 Certificates.
Certificates:

Group 5 Subordinate     The Class 5-M and Class 5-B Certificates.  These may
Certificates:           also be referred to as the "Aggregate Group II
                        Subordinate Certificates."

Group 5 Certificates:   The Group 5 Senior Certificates and Group 5
                        Subordinate Certificates. Such Certificates may also be referred to individually or collectively as certificates in "Aggregate Group II." The Group 5
                        Certificates correspond to the Mortgage Loans in Loan
                        Group 4 which are the Mortgage Loans in Collateral
                        Allocation Group 5.

LIBOR Certificates:     The Class 5-A-1, Class 5-M-1, Class 5-M-2 and Class
                        5-B-1 Certificates.

Fixed Rate              The Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class
Certificates:           5-A-5 Certificates

Class 5-A-5             The Class 5-A-5 Certificates will be "lock-out"
Certificates:           certificates. The Class 5-A-5 Certificates generally
                        will not receive any portion of principal payment until the Distribution Date in June 2009. Thereafter, the Class 5-A-5 Certificates will receive an increasing percentage of their pro rata share of principal payable to the Group 5 Senior Certificates based on a schedule.

Other Certificates:     It is anticipated that other classes of certificates
                        will be issued by the Issuing Entity, including other groups of Senior Certificates (each a "Senior
                        Certificate Group"), and other groups of subordinate certificates (each an "Aggregate Subordinated
                        Certificate Group"). There will be no cross collateralization between the Aggregate Group II
                        Certificates and any other classes of certificates.

Expected Closing        May 31, 2006 through DTC and, upon request only, through
Date:                   Euroclear or Clearstream.

Aggregate Loan          Aggregate Loan Group I consists of mortgage loans in
Groups:                 Group 1, Group 2 and Group 3 and are not offered hereby.

                        Aggregate Loan Group II consists of mortgage loans from Group 4 (Collateral Allocation Group 5).

Relationship between    Each of the mortgage loans in Loan Group 4 will be
Loan Groups and         allocated to Collateral Allocation Group 5. As of the
Collateral              Cut-off Date, the Mortgage Loans from Collateral
Allocation Groups:      Allocation Group 5 consist of 758 fixed rate
                        residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 5 as of the Cut-off Date will be approximately $168,544,217.

Relationship between    The certificates with a "5" prefix correspond to
Loan Groups,            Collateral Allocation Group 5.
Collateral
Allocation Groups
and Certificate
Groups:

Cut-off Date:           May 1, 2006.

Forms and               The Offered Certificates will be issued in book-entry
Denomination:           form and in minimum dollar denominations of $25,000,
                        with an additional increment of $1,000.
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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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CPR:                    "CPR" represents an assumed constant rate of
                        prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment              CPR starting at approximately 10% CPR in month 1 and
Assumption:             increasing to 25% CPR in month 12 (15%/11 increase for
                        each month), and remaining at 25% CPR thereafter. See
                        Exhibit 1.

Record Date:            For the LIBOR certificates and any distribution date,
                        the business day immediately preceding that distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date. For each other class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.


Accrued Interest:       The Offered Certificates will settle without accrued
                        interest.

Accrual Period:         The interest accrual period for the LIBOR Certificates
                        with respect to any Distribution Date will be the period beginning with the previous Distribution Date
                        (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

                        The interest accrual period for each other class of certificates and any distribution date will be the calendar month immediately prior to the month in which the relevant distribution date occurs (on a 30/360 day count basis).

Delay Days:             0 day delay for LIBOR Certificates. 24 day delay for
                        Fixed Rate Certificates.

Distribution Dates:     The 25th of each month, or if such day is not a
                        business day, on the next business day, beginning in June 2006.

Last Scheduled          The Distribution Date occurring in [June 2036].
Distribution Date:

Clean-Up Call:          The terms of the transaction allow for a purchase of
                        the Mortgage Loans in Collateral Allocation Group 5
                        resulting in the retirement of the Group 5
                        Certificates once the aggregate principal balance of
                        the Mortgage Loans in Collateral Allocation Group 5 is
                        equal to 10% or less of aggregate principal balance of
                        the Mortgage Loans in Collateral Allocation Group 5 as
                        of the Cut-off Date (the "Clean-Up Call Date"). The
                        Master Servicer may assign its right to the Clean-Up
                        Call to another party.
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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Optional Termination    Commencing with the first Clean-up Call Date, the
of the Trust Fund by    Auction Administrator shall solicit bids for the
Purchaser or Auction:   purchase of the Mortgage Loans in Collateral
                        Allocation Group 5 from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans in Collateral Allocation
                        Group 5. If the Auction Administrator receives at least three bids for the Mortgage Loans in Collateral
                        Allocation Group 5, any related REO Property and any other property related to the Mortgage Loans in Collateral Allocation Group 5 remaining in the trust fund (collective, the "Collateral Allocation Group 5
                        Assets"), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Collateral Allocation Group 5 Assets to the highest bidder (the "Auction Purchaser") at the price offered by the Auction Purchaser (the "Mortgage
                        Loan Auction Price"). If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction
                        Price, the Auction Administrator shall, on each six-month anniversary of the initial Clean-up Call
                        Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Collateral
                        Allocation Group 5 Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution
                        Date for any six-month anniversary of the initial
                        Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum
                        Auction Price.

                        Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Group 4 Mortgage Loans, plus accrued interest thereon,
                        (b) the fair market value of any related REO Property and (c) any unreimbursed servicing advances related to the Mortgage Loans in Loan Group 4.


Minimum Auction         For any Distribution Date on which an auction is being
Price:                  held, the sum of (a) 100% of the current
                        aggregate Stated Principal Balance of the Group 4
                        Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Group
                        4 Mortgage Loans in the trust fund being purchased,
                        (c) any unreimbursed servicing advances related to the Group 4 Mortgage Loans and (d) any expenses incurred by the Auction Administrator relating to the Auction process.


Substitution            The amount by which the balance of any Mortgage Loan
Adjustment Amount:      that is repurchased from the trust exceeds the balance
                        of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment
                        Amount.

Liquidated Mortgage     A "Liquidated Mortgage Loan" is a defaulted Mortgage
Loan:                   Loan as to which the related Servicer has determined
                        that all recoverable liquidation and insurance proceeds have been received.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Realized Loss:          "Realized Loss" with respect to any Distribution Date
                        and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.


REO Property:           Real estate owned by the issuing entity.

Depositor's Option      The Depositor has the option, but is not obligated, to
to Purchase Breached    purchase from the Issuing Entity any Breached Mortgage
Mortgage Loans:         Loan at the Purchase Price provided that certain
                        conditions are met.

Breached Mortgage       A Mortgage Loan (a) (i) on which the first payment was
Loan:                   not made or (ii) that has been delinquent one or
                        two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:         Purchase Price shall be 100% of the unpaid principal
                        balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:            As calculated using the MBA methodology, as of the
                        cut-off date, none of the Mortgage Loans in Collateral
                        Allocation Group 5 were more than 30 days' delinquent.
                        No more than 1% of the Mortgage Loans in Collateral
                        Allocation Group 5 by aggregate stated principal balance as of the Cut-Off Date have been delinquent 30 days or more at least once since they were originated.
                        The servicer of some of these mortgage loans has changed at least one time since they were originated.
                        A servicing transfer in some cases may have contributed to the delinquency of the mortgage loan.
                        None of the Mortgage Loans in Collateral Allocation
                        Group 5 have been 60 or more days delinquent since they were originated. According to the MBA methodology, a mortgage loan increases its delinquency status if a scheduled monthly payment with respect to that mortgage loan is not received by the end of the day immediately preceding that mortgage loan's next due date.

Class Principal         The "Class Principal Balance" of any Class of
Balance:                Certificates as of any Distribution Date is the
                        initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) with respect to the Group 5
                        Subordinate Certificates, the amount of Realized
                        Losses on the Mortgage Loans in the Loan Group allocated to the Class.

                        Realized Losses on the Mortgage Loans in Collateral Allocation Group 5 will not be allocated to the Group 5 Senior Certificates.


..

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material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Due Date:               "Due Date" means, with respect to a Mortgage Loan, the
                        day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.


Prepayment Period:      "Prepayment Period" generally means for any Mortgage
                        Loan and any Distribution Date, the calendar month preceding that Distribution Date.

Credit Enhancement:     The Offered Certificates are credit enhanced by:
                        1) Net Monthly Excess Cashflow from the Mortgage Loans
                           in Collateral Allocation Group 5
                        2) 2.20% overcollateralization (funded upfront). On and
                           after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 4.40% of the aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 5 as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 5 as of the cut-off date, and
                        3) Subordination of distributions on the more
                           subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

                        The amount by which the aggregate stated principal balance of the Mortgage Loans in Collateral Allocation Group 5 is greater than the aggregate class principal balance of the Group 5 Certificates is referred to as "overcollateralization." On the closing date the aggregate Stated Principal Balance of the Mortgage Loans in Collateral Allocation Group 5 is expected to exceed the aggregate Class Principal Balance of the Group 5 Certificates by approximately [$3,710,217]. In other words, it is expected that there will be approximately 2.20% overcollateralization as of the Closing Date. In addition, the Mortgage Loans in Collateral Allocation Group 5 are expected to generate more interest than is needed to pay interest on the Group 5 Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans in Collateral Allocation Group 5 is expected to be higher than the weighted average pass-through rate on the Group 5 Certificates, plus the related weighted average expense fee rate. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Group 5 Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

Group 5 Senior          For any Distribution Date, the percentage obtained by
Enhancement             dividing (x) the aggregate Class Principal Balance of
Percentage:             the Group 5 Subordinate Certificates (together with
                        any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans in Collateral Allocation
                        Group 5 as of the last day of the related Due Period.

Class 5-A Interest      The "Class 5-A Interest Distribution Amount" for any
Distribution Amount:    class of Group 5 Senior Certificates and any
                        Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of Group 5
                        Senior Certificates and the Unpaid Interest Amount, if any, for such Distribution Date for such class of Group 5 Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment
                        Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest
                        Shortfalls. .



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material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Principal Remittance    The "Principal Remittance Amount" for the Group 5
Amount: Certificates and any Distribution Date will be the sum of: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans in Collateral Allocation Group 5 due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan in Collateral Allocation Group 5 (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans in Collateral Allocation Group 5.

Group 5 Subordinated    The "Group 5 Subordinated Interest Distribution
Interest Distribution   Amount" will be, with respect to any class of
Amount:                 Group 5 Subordinated Certificates and
                        any Distribution Date, interest accrued during the related Interest Accrual Period on the related
                        Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through
                        Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment
                        Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest
                        Shortfalls.

Stepdown Date:          The later to occur of:
                        (x) The earlier of:
                        (a) The Distribution Date occurring in June 2009; and
                        (b) The Distribution Date on which the aggregate Class
                            Principal Balance of the Class 5-A Certificates is reduced to zero; and
                        (y) The first Distribution Date on which the Group 5
                            Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Group 5 Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Group 5 Certificates on the applicable Distribution Date) is greater than or equal to approximately 17.10%.

Delinquency Trigger     A Delinquency Trigger Event is in effect on any
Event:                  Distribution Date if on that Distribution Date the 60
                        Day+ Rolling Average equals or exceeds [50.00%] of the prior period's Group 5 Senior Enhancement Percentage.
                        The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Group 5 Mortgage Loans that are 60 or more days delinquent.


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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Cumulative Loss         A Cumulative Loss Trigger Event is in effect on any
Trigger Event:          Distribution Date if the aggregate amount of Realized
                        Losses on the Group 5 Mortgage Loans incurred since the cut-off date through the last day of the related
                        Prepayment Period divided by the aggregate Stated
                        Principal Balance of the Group 5 Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                        Months 25- 36    [0.35]% for the first month, plus
                                         an additional 1/12th of [0.60]% for
                                         each month thereafter
                        Months 37- 48    [0.95]% for the first month, plus
                                         an additional 1/12th of [0.70]% for
                                         each month thereafter
                        Months 49- 60    [1.65]% for the first month, plus
                                         an additional 1/12th of [0.70]% for
                                         each month thereafter
                        Months 61- 72    [2.35]% for the first month, plus
                                         an additional 1/12th of [0.40]% for
                                         each month thereafter
                        Months 73- 84    [2.75]%. for the first month,
                                         plus an additional 1/12th of [0.05]%
                                         for each month thereafter
                        Months 85 and
                        thereafter       [2.80]%.

Step-up Coupons:        The coupon on the Class 5-A-3, Class 5-A-4, Class
                        5-A-5 and the Group 5 Subordinate Certificates will increase after the Clean-up Call Date, should the call not be exercised. For the Class 5-A-3, Class 5-A-4 and Class 5-A-5 Certificates, the coupon will increase by 0.50% after the Clean-up Call Date. The applicable fixed margin on all the Group 5 Subordinate
                        Certificates will increase by 1.5x after the Clean-up
                        Call Date.

Class 5-A-1             The Class 5-A-1 Certificates will accrue interest at a
Pass-Through Rate:      variable rate equal to the lesser of (i) one-month
                        LIBOR plus [] bps ([] bps after the Clean-up Call
                        Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class 5-A-2             The Class 5-A-2 Certificates will accrue interest at a
Pass-Through Rate:      per annum interest rate equal to the lesser of (i) []%
                        and (ii) the Net WAC Cap.

Class 5-A-3             The Class 5-A-3 Certificates will accrue interest at a
Pass-Through Rate:      per annum interest rate equal to the lesser of (i) []%
                        and (ii) the Net WAC Cap.

Class 5-A-4             The Class 5-A-4 Certificates will accrue interest at a
Pass-Through Rate:      per annum interest rate equal to the lesser of (i) []%
                        and (ii) the Net WAC Cap.

Class 5-A-5             The Class 5-A-5 Certificates will accrue interest at a
Pass-Through Rate:      per annum interest rate equal to the lesser of (i) []%
                        and (ii) the Net WAC Cap.

Class 5-M-1             The Class 5-M-1 Certificates will accrue interest at a
Pass-Through Rate:      variable rate equal to the lesser of (i) one-month
                        LIBOR plus [] bps ([] bps after the Clean-up Call
                        Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class 5-M-2             The Class 5-M-2 Certificates will accrue interest at a
Pass-Through Rate:      variable rate equal to the lesser of (i) one-month
                        LIBOR plus [] bps ([] bps after the Clean-up Call
                        Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class 5-B-1             The Class 5-B-1 Certificates will accrue interest at a
Pass-Through Rate:      variable rate equal to the lesser of (i) one-month
                        LIBOR plus [] bps ([] bps after the Clean-up Call
                        Date) (ii) the Net WAC Cap and (iii) 11.000%.

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Net WAC Cap:            For any Distribution Date, the weighted average of the
                        interest rates for each Group 5 Mortgage Loan (less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period, adjusted in the case of the LIBOR Certificates to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.



Class 5-A-1 Basis       As to any Distribution Date, the Basis Risk Carry
Risk Carry Forward      Forward Amount for each of the Class 5-A-1
Amount:                 Certificates will equal the sum of:
                        (i)   The excess, if any, of interest that would
                              otherwise be due on such Class at the Class 5-A-1 Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000%) over interest due such Certificates at a rate equal to the Net WAC Cap;
                        (ii)  Any Class 5-A-1 Basis Risk Carry Forward Amount
                              remaining unpaid from prior Distribution Dates;and
                        (iii) Interest on the amount in clause (ii) at the
                              Class 5-A-1 Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000%).

Class 5-A-2, Class      As to any Distribution Date, the Basis Risk Carry
5-A-3, Class  5-A-4 and Forward Amount for each of the Class 5-A-2, Class
Class 5-A-5 Basis Risk  5-A-3, Class 5-A-4 and Class 5-A-5 Certificates will
Carry Forward Amount:   equal the sum of:
                        (i)   The excess, if any, of interest that would
                              otherwise be due on such Class at the related Class 5-A Pass-Through Rate (without regard to the Net WAC Cap, over interest due such Certificates at a rate equal to the Net WAC Cap);
                        (ii)  Any Class 5-A-2, Class 5-A-3, Class 5-A-4 and
                              Class 5-A-5 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                        (iii) Interest on the amount in clause (ii) at the
                              related Class 5-A Pass-Through Rate (without regard to the Net WAC Cap).



Class 5-M-1, 5-M-2 and  As to any Distribution Date, the Basis Risk Carry
5-B-1, Basis Risk Carry Forward Amount for each of the Class 5-M-1, Class
Forward Amounts:        5-M-2 and Class 5-B-1 Certificates will equal the sum
                        of:
                        (i)   The excess, if any, of interest that would
                              otherwise be due on such Class at such Class' applicable Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000%) over interest due to such Class at a rate equal to the Net WAC Cap;
                        (ii)  Any Basis Risk Carry Forward Amount for such
                              class remaining unpaid for such Certificate from prior Distribution Dates; and
                        (iii) Interest on the amount in clause (ii) at the
                              Class' applicable Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000%).

Interest Carry Forward  "Interest Carry Forward Amount" with respect to any
Amount: Class of Group 5 Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.



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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Interest Distributions  On each Distribution Date and after payments of
on Offered              Expense Fees, if any, and other expenses, interest
Certificates:           distributions from the Interest Remittance Amount will
                        be allocated as follows:
                        (i)   Concurrently to the Class 5-A Certificates, their
                              Accrued Certificate Interest and any unpaid
                              Accrued Certificate Interest from prior
                              Distribution Dates, other than Class 5-A Basis Risk Carry Forward Amount, pro rata, based upon their respective entitlements to such amounts;
                        (ii)  To the Class 5-M-1 Certificates, its Accrued
                              Certificate Interest;
                        (iii) To the Class 5-M-2 Certificates, its Accrued
                              Certificate Interest;
                        (iv)  To the Class 5-B-1 Certificates; its Accrued
                              Certificate Interest; and
                        (v)   Any remaining amounts will be distributed pursuant
                              to the Allocation of Net Monthly Excess Cashflow.

Principal Distributions On each Distribution Date (a) prior to the Stepdown
on Offered              Date or (b) on which a Trigger Event is in effect,
Certificates:           principal distributions from the Principal
                        Distribution Amount will be allocated as follows:
                        (i)   to the Class 5-A Certificates, allocated between
                              the Class 5-A Certificates as described below, until the Class Principal Balances have been reduced to zero;
                        (ii)  to the Class 5-M-1 Certificates, until the
                              Class Principal Balance has been reduced to zero;
                        (iii) to the Class 5-M-2 Certificates, until the Class
                              Principal Balance has been reduced to zero;
                        (iv)  to the Class 5-B-1 Certificates, until the Class
                              Principal Balance has been reduced to zero; and
                        (v)   Any remaining amounts will be distributed pursuant
                              to the Allocation of Net Monthly Excess Cashflow.

                        On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                        (i) to the Class 5-A Certificates, the lesser of the Principal Distribution Amount and the Class 5-A Principal Distribution Amount, allocated between the Class 5-A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                        (ii) to the Class 5-M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class 5-M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                        (iii) to the Class 5-M-2 Certificates, the lesser of the
                              remaining Principal Distribution Amount and the Class 5-M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                        (iv) to the Class 5-B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class 5-B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
                        (v) Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.


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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Class 5-A Principal     Any principal distributions allocated concurrently as
Allocation:             follows:
                              1)         To the Class 5-A-5
                                         Certificates, an amount equal
                                         to the Priority Amount, until
                                         its Class Principal Balance
                                         has been reduced to zero;

                              2)         Sequentially, to the Class
                                         5-A-1, Class 5-A-2, Class
                                         5-A-3 and Class 5-A-4
                                         Certificates, until their
                                         respective Class Principal
                                         Balance have been reduced to
                                         zero.;

                              3)         To the Class 5-A-5
                                         Certificates, without regard
                                         to the Priority Amount, until
                                         its Class Principal Balance
                                         has been reduced to zero.

                        Notwithstanding the above, in the event that the Class Principal Balances of all Aggregate Group II Subordinate Classes and the Class OC Certificates have been reduced to zero, principal distributions to the Class 5-A Certificates will be distributed concurrently to the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-A-5 Certificates, pro rata based upon their respective Class Principal Balances.

Priority Amount:        For any Distribution Date, the amount equal to the
                        product of (i) the Priority Percentage, (ii) the Shift
                        Percentage and (iii) the principal allocable to the Class 5-A Certificates for that Distribution Date.

Priority Percentage:    For any Distribution Date, the fraction, expressed as
                        a percentage, the numerator of which is the Class
                        Principal Balance of the Class 5-A-5 Certificates and the denominator of which is the aggregate Class
                        Principal Balances of the Class 5-A Certificates, prior to giving effect to any distributions of principal on that Distribution Date.

Shift Percentage:       For each Distribution Date:

------------------------------------------------------------------------------
      Distribution Date (Months)                   Shift Percentage
------------------------------------------------------------------------------
           1 to 36                                        0%
          37 to 60                                       45%
          61 to 72                                       80%
          73 to 84                                      100%
      85 and thereafter                                 300%
------------------------------------------------------------------------------

Allocation of Net       For any Distribution Date, any Net Monthly Excess
Monthly Excess          Cashflow shall be distributed as follows:
Cashflow:               (i)   to the Class 5-M-1 Certificates, the related
                              Interest Carry Forward Amount;
                        (ii)  to the Class 5-M-1 Certificates, the allocated
                              Unreimbursed Realized Loss Amount;
                        (iii) to the Class 5-M-2 Certificates, the related
                              Interest Carry Forward Amount;
                        (iv)  to the Class 5-M-2 Certificates, the allocated
                              Unreimbursed Realized Loss Amount;
                        (v)   to the Class 5-B-1 Certificates, the related
                              Interest Carry Forward Amount;
                        (vi)  to the Class 5-B-1 Certificates, the allocated
                              Unreimbursed Realized Loss Amount;
                        (vii) concurrently, to the Class 5-A Certificates, pro
                              rata, any Basis Risk Carry Forward Amount for the
                              Class 5-A Certificates;
                        (viii)sequentially, to Class 5-M-1, Class 5-M-2 and
                              Class 5-B-1 Certificates, in such order, any Basis
                              Risk Carry Forward Amount for such classes; and
                        (ix)  all remaining amounts to the holders of the Class
                              OC Certificates.

Unpaid Interest         For any class of Group 5 Certificates and distribution
Shortfalls:             date, the sum of interest shortfalls as a result of
                        the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans in Collateral Allocation Group 5 allocated to such class of certificates on that distribution date and such amounts from any prior distribution date remaining unpaid.


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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Unreimbursed            For any Class of Group 5 Certificates other than the
Realized Loss Amount:   Class 5-A Certificates, the portion of any Realized
                        Losses on the Mortgage loans in Collateral Allocation
                        Group 5 previously allocated to that Class remaining unpaid from prior Distribution Dates.


Available               The "Available Distribution Amount" for any
Distribution Amount:    Distribution Date and the Group 5 Certificates will
                        equal the sum of the following amounts:
                        (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage
                        Loans in Collateral Allocation Group 5 serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed
                        (including Liquidation Proceeds, condemnation proceeds, Subsequent Recoveries and insurance proceeds), except:
                                o all scheduled payments of principal and related interest collected on the Collateral Allocation Group 5 Mortgage Loans but due on a date after the related Due Date;
                                o all partial principal prepayments received with respect to the Mortgage Loans in Collateral Allocation Group 5 after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                                o all prepayment penalties received in
                                connection with the Mortgage Loans in
                                Collateral Allocation Group 5;
                                o all prepayments in full received with
                                respect to the Mortgage Loans in Collateral
                                Allocation Group 5 after the related
                                Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                                o Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans in Collateral Allocation Group 5 after the previous calendar month;
                                o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Mortgage Loans in Collateral Allocation Group 5 or otherwise allocable to the Group 5 Certificates;
                                o reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and
                                o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans in Collateral Allocation Group 5;
                        (2) all Monthly Advances on the Mortgage Loans in
                        Collateral Allocation Group 5 made by each Servicer and/or the Master Servicer for that Distribution Date;
                        (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans in Collateral Allocation
                        Group 5 by each Servicer and/or the Master Servicer for that Distribution Date;
                        (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans in Collateral Allocation Group 5 by the Seller or Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase
                        Agreement or the related Originator pursuant to the related Assignment Agreement; and
                        (5) all Subsequent Recoveries received with respect to the Mortgage Loans in Collateral Allocation Group 5 during the related Prepayment Period.


Interest Remittance     For any Distribution Date, the portion of the
Amount:                 Available Distribution Amount for such Distribution
                        Date attributable to interest received or advanced on the Mortgage Loans in Collateral Allocation Group 5.

Accrued Certificate     For any Distribution Date and each class of Group 5
Interest:               Certificates, equals the amount of interest accrued
                        during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal               On any Distribution Date, the sum of (i) the Basic
Distribution Amount:    Principal Distribution Amount and (ii) the Extra
                        Principal Distribution Amount.


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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Basic Principal         On any Distribution Date, the excess of (i) the
Distribution Amount:    Principal Remittance Amount over (ii) the Excess
                        Subordinated Amount, if any.

Net Monthly Excess      For any Distribution Date is the amount of funds
Cashflow:               available for distribution on such Distribution Date
                        remaining after making the distributions to the Group
                        5 Certificates under "Interest Distributions on
                        Offered Certificates" and "Principal Distributions on
                        Offered Certificates" above.

Extra Principal         For any Distribution Date, the lesser of (i) the
Distribution Amount:    excess of (x) interest collected or advanced with
                        respect to the Mortgage Loans in Collateral Allocation
                        Group 5 with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Group 5 Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated     For any Distribution Date, means the excess, if any of
Amount:                 (i) the amount of overcollateralization on that
                        Distribution Date over (ii) the required overcollateralization for such Distribution Date.

Class 5-A Principal     For any Distribution Date, an amount equal to the
Distribution Amount:    excess of (x) the aggregate Class Principal Balance of
                        the Class 5-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.90% and (ii) the aggregate Stated Principal Balance of the Mortgage
                        Loans in Collateral Allocation Group 5 as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 5 as of the last day of the related Due Period over [$842,721].

Class 5-M-1 Principal   For any Distribution Date, an amount equal to the
Distribution Amount:    excess of (x) the sum of (i) the aggregate Class
                        Principal Balance of the Class 5-A Certificates (after taking into account the payment of the Class 5-A
                        Principal Distribution Amount on such Distribution
                        Date) and (ii) the Class Principal Balance of the
                        Class 5-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.90% and (ii) the aggregate Stated Principal Balance of the Mortgage
                        Loans in Collateral Allocation Group 5 as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 5 as of the last day of the related Due Period over [$842,721].

Class 5-M-2 Principal   For any Distribution Date, an amount equal to the
Distribution Amount:    excess of (x) the sum of (i) the aggregate Class
                        Principal Balance of the Class 5-A Certificates (after taking into account the payment of the Class 5-A
                        Principal Distribution Amount on such Distribution
                        Date), (ii) the Class Principal Balance of the Class
                        5-M-1 Certificates (after taking into account the payment of the Class 5-M-1 Principal Distribution
                        Amount on such Distribution Date) and (iii) the Class
                        Principal Balance of the Class 5-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                        92.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Collateral Allocation Group 5 as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 5 as of the last day of the related Due Period over [$842,721].

Class 5-B-1             For any Distribution Date, an amount equal to the
Distribution Amount:    excess of (x) the Principal sum of (i) the aggregate
                        Class Principal Balance of the Class 5-A Certificates
                        (after taking into account the payment of the Class
                        5-A Principal Distribution Amount on such Distribution
                        Date), (ii) the Class Principal Balance of the Class
                        5-M-1 Certificates (after taking into account the payment of the Class 5-M-1 Principal Distribution
                        Amount on such Distribution Date), (iii) the Class
                        Principal Balance of the Class 5-M-2 Certificates
                        (after taking into account the payment of the Class
                        5-M-2 Principal Distribution Amount on such
                        Distribution Date), and (iv) the Class Principal
                        Balance of the Class 5-B-1 Certificates over (y) the lesser of (A) the product of (i) approximately 95.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Collateral Allocation Group 5 as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 5 as of the last day of the related Due Period over [$842,721].



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material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Allocation of Losses:   If on any distribution date, the aggregate Class
                        Principal Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Collateral Allocation Group 5 for that distribution date, the Class Principal Balance of the applicable Class 5-M or Class 5-B certificates will be reduced, in inverse order of seniority (beginning with the Class 5-B-1 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. The Class Principal Balances of the Class 5-A Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized Losses is referred to as an "Applied Realized Loss Amount."

                        In the event Applied Realized Loss Amounts are allocated to any class of Group 5 Subordinated Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Group 5 Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:       One or more REMICs.

ERISA Eligibility:      Subject to the considerations in the Prospectus and
                        the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee
                        Retirement Income Security Act of 1974, as amended, or
                        Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:      It is anticipated that the Class 5-A and Class 5-M-1
                        Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement
                        Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement  This term sheet does not contain all information that
and Prospectus:         is required to be included in a registration
                        statement, or in a base prospectus and prospectus supplement.

                        The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                        The registration statement referred to above
                        (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/
                        000091412106000636/0000914121-06-000636.txt

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Risk Factors:           PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED
                        IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                        PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT
                        SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT
                        IN THE OFFERED CERTIFICATES.

Static Pool             Information concerning the sponsor's prior residential
Information:            mortgage loan securitizations involving fixed- and
                        adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                        Prime_AltA.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
                        Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


                                          Weighted Average Life ("WAL") Sensitivity(1)
                                    To Maturity (of the last maturing Group 5 Mortgage Loan)

------------------------------------------------------------------------------------------------------------------------------------
          PPC (%)                           25               50              75              100             125              150
------------------------------------------------------------------------------------------------------------------------------------
  5-A-1   WAL (yrs)                        3.59             1.88            1.30            1.00             0.82            0.69
          First Payment Date            06/25/2006       06/25/2006      06/25/2006      06/25/2006       06/25/2006      06/25/2006
          Expected Final Maturity       06/25/2014       04/25/2010      12/25/2008      05/25/2008       12/25/2007      09/25/2007
          Principal Window                1 - 97           1 - 47          1 - 31          1 - 24           1 - 19          1 - 16
------------------------------------------------------------------------------------------------------------------------------------
  5-A-2   WAL (yrs)                        13.17            6.77            4.16            3.00             2.29            1.87
          First Payment Date            06/25/2014       04/25/2010      12/25/2008      05/25/2008       12/25/2007      09/25/2007
          Expected Final Maturity       05/25/2025       10/25/2017      12/25/2012      12/25/2010       11/25/2009      12/25/2008
          Principal Window               97 - 228         47 - 137         31 - 79         24 - 55         19 - 42          16 - 31
------------------------------------------------------------------------------------------------------------------------------------
  5-A-3   WAL (yrs)                        20.22           12.44            7.68            5.00             3.75            2.70
          First Payment Date            05/25/2025       10/25/2017      12/25/2012      12/25/2010       11/25/2009      12/25/2008
          Expected Final Maturity       11/25/2027       12/25/2019      05/25/2015      11/25/2011       06/25/2010      03/25/2009
          Principal Window               228 - 258       137 - 163        79 - 108         55 - 66         42 - 49          31 - 34
------------------------------------------------------------------------------------------------------------------------------------
  5-A-4   WAL (yrs)                        25.34           18.44            13.16           9.29             6.49            4.34
          First Payment Date            11/25/2027       12/25/2019      05/25/2015      11/25/2011       06/25/2010      03/25/2009
          Expected Final Maturity       12/25/2035       11/25/2033      09/25/2028      10/25/2023       03/25/2020      08/25/2017
          Principal Window               258 - 355       163 - 330        108 - 268       66 - 209         49 - 166        34 - 135
------------------------------------------------------------------------------------------------------------------------------------
  5-A-5   WAL (yrs)                        9.48             7.87            7.02            6.53             6.27            6.13
          First Payment Date            06/25/2009       06/25/2009      06/25/2009      07/25/2009       09/25/2009      11/25/2009
          Expected Final Maturity       10/25/2035       08/25/2033      07/25/2028      08/25/2023       01/25/2020      06/25/2017
          Principal Window               37 - 353         37 - 327        37 - 266        38 - 207         40 - 164        42 - 133
------------------------------------------------------------------------------------------------------------------------------------
  5-M-1   WAL (yrs)                        17.54           11.11            7.67            5.75             4.72            4.17
          First Payment Date            01/25/2016       07/25/2011      11/25/2009      06/25/2009       08/25/2009      09/25/2009
          Expected Final Maturity       02/25/2034       02/25/2028      03/25/2022      05/25/2018       10/25/2015      01/25/2014
          Principal Window               116 - 333        62 - 261        42 - 190        37 - 144         39 - 113         40 - 92
------------------------------------------------------------------------------------------------------------------------------------
  5-M-2   WAL (yrs)                        17.44           10.95            7.53            5.64             4.60            4.03
          First Payment Date            01/25/2016       07/25/2011      11/25/2009      06/25/2009       07/25/2009      07/25/2009
          Expected Final Maturity       04/25/2033       07/25/2026      10/25/2020      04/25/2017       12/25/2014      04/25/2013
          Principal Window               116 - 323        62 - 242        42 - 173        37 - 131         38 - 103         38 - 83
------------------------------------------------------------------------------------------------------------------------------------
  5-B-1   WAL (yrs)                        17.16           10.58            7.26            5.43             4.41            3.85
          First Payment Date            01/25/2016       07/25/2011      11/25/2009      06/25/2009       06/25/2009      07/25/2009
          Expected Final Maturity       10/25/2031       04/25/2024      01/25/2019      11/25/2015       10/25/2013      05/25/2012
          Principal Window               116 - 305        62 - 215        42 - 152        37 - 114         37 - 89          38 - 72
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------
          PPC (%)                           175
------------------------------------------------------
  5-A-1   WAL (yrs)                        0.60
          First Payment Date            06/25/2006
          Expected Final Maturity       07/25/2007
          Principal Window                1 - 14
------------------------------------------------------
  5-A-2   WAL (yrs)                        1.59
          First Payment Date            07/25/2007
          Expected Final Maturity       07/25/2008
          Principal Window                14 - 26
------------------------------------------------------
  5-A-3   WAL (yrs)                        2.26
          First Payment Date            07/25/2008
          Expected Final Maturity       10/25/2008
          Principal Window                26 - 29
------------------------------------------------------
  5-A-4   WAL (yrs)                        2.93
          First Payment Date            10/25/2008
          Expected Final Maturity       09/25/2010
          Principal Window                29 - 52
------------------------------------------------------
  5-A-5   WAL (yrs)                        5.55
          First Payment Date            01/25/2010
          Expected Final Maturity       09/25/2015
          Principal Window               44 - 112
------------------------------------------------------
  5-M-1   WAL (yrs)                        3.93
          First Payment Date            10/25/2009
          Expected Final Maturity       09/25/2012
          Principal Window                41 - 76
------------------------------------------------------
  5-M-2   WAL (yrs)                        3.74
          First Payment Date            08/25/2009
          Expected Final Maturity       02/25/2012
          Principal Window                39 - 69
------------------------------------------------------
  5-B-1   WAL (yrs)                        3.53
          First Payment Date            07/25/2009
          Expected Final Maturity       05/25/2011
          Principal Window                38 - 60
------------------------------------------------------

(1) Run using Structuring Assumptions as further described herein


-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                                          Weighted Average Life ("WAL") Sensitivity(1)
                                                     To Optional Termination
------------------------------------------------------------------------------------------------------------------------------------
          PPC (%)                           25               50              75              100             125              150
------------------------------------------------------------------------------------------------------------------------------------
  5-A-1   WAL (yrs)                        3.59             1.88            1.30            1.00             0.82            0.69
          First Payment Date            06/25/2006       06/25/2006      06/25/2006      06/25/2006       06/25/2006      06/25/2006
          Expected Final Maturity       06/25/2014       04/25/2010      12/25/2008      05/25/2008       12/25/2007      09/25/2007
          Window                          1 - 97           1 - 47          1 - 31          1 - 24           1 - 19          1 - 16
------------------------------------------------------------------------------------------------------------------------------------
  5-A-2   WAL (yrs)                        13.17            6.77            4.16            3.00             2.29            1.87
          First Payment Date            06/25/2014       04/25/2010      12/25/2008      05/25/2008       12/25/2007      09/25/2007
          Expected Final Maturity       05/25/2025       10/25/2017      12/25/2012      12/25/2010       11/25/2009      12/25/2008
          Window                         97 - 228         47 - 137         31 - 79         24 - 55         19 - 42          16 - 31
------------------------------------------------------------------------------------------------------------------------------------
  5-A-3   WAL (yrs)                        20.22           12.44            7.68            5.00             3.75            2.70
          First Payment Date            05/25/2025       10/25/2017      12/25/2012      12/25/2010       11/25/2009      12/25/2008
          Expected Final Maturity       11/25/2027       12/25/2019      05/25/2015      11/25/2011       06/25/2010      03/25/2009
          Window                         228 - 258       137 - 163        79 - 108         55 - 66         42 - 49          31 - 34
------------------------------------------------------------------------------------------------------------------------------------
  5-A-4   WAL (yrs)                        23.08           15.14            10.48           7.30             5.36            4.03
          First Payment Date            11/25/2027       12/25/2019      05/25/2015      11/25/2011       06/25/2010      03/25/2009
          Expected Final Maturity       09/25/2029       10/25/2021      02/25/2017      05/25/2014       08/25/2012      06/25/2011
          Window                         258 - 280       163 - 185        108 - 129        66 - 96         49 - 75          34 - 61
------------------------------------------------------------------------------------------------------------------------------------
  5-A-5   WAL (yrs)                        9.48             7.85            6.96            6.33             5.54            4.82
          First Payment Date            06/25/2009       06/25/2009      06/25/2009      07/25/2009       09/25/2009      11/25/2009
          Expected Final Maturity       09/25/2029       10/25/2021      02/25/2017      05/25/2014       08/25/2012      06/25/2011
          Window                         37 - 280         37 - 185        37 - 129         38 - 96         40 - 75          42 - 61
------------------------------------------------------------------------------------------------------------------------------------
  5-M-1   WAL (yrs)                        17.01           10.41            7.12            5.32             4.37            3.89
          First Payment Date            01/25/2016       07/25/2011      11/25/2009      06/25/2009       08/25/2009      09/25/2009
          Expected Final Maturity       09/25/2029       10/25/2021      02/25/2017      05/25/2014       08/25/2012      06/25/2011
          Window                         116 - 280        62 - 185        42 - 129         37 - 96         39 - 75          40 - 61
------------------------------------------------------------------------------------------------------------------------------------
  5-M-2   WAL (yrs)                        17.01           10.41            7.12            5.32             4.34            3.83
          First Payment Date            01/25/2016       07/25/2011      11/25/2009      06/25/2009       07/25/2009      07/25/2009
          Expected Final Maturity       09/25/2029       10/25/2021      02/25/2017      05/25/2014       08/25/2012      06/25/2011
          Window                         116 - 280        62 - 185        42 - 129         37 - 96         38 - 75          38 - 61
------------------------------------------------------------------------------------------------------------------------------------
  5-B-1   WAL (yrs)                        17.00           10.39            7.11            5.31             4.32            3.77
          First Payment Date             42,394.00       40,749.00        40,142.00       39,989.00       39,989.00        40,019.00
          Expected Final Maturity       09/25/2029       10/25/2021      02/25/2017      05/25/2014       08/25/2012      06/25/2011
          Window                         116 - 280        62 - 185        42 - 129         37 - 96         37 - 75          38 - 61
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------
          PPC (%)                           175
------------------------------------------------------
  5-A-1   WAL (yrs)                        0.60
          First Payment Date            06/25/2006
          Expected Final Maturity       07/25/2007
          Window                          1 - 14
------------------------------------------------------
  5-A-2   WAL (yrs)                        1.59
          First Payment Date            07/25/2007
          Expected Final Maturity       07/25/2008
          Window                          14 - 26
------------------------------------------------------
  5-A-3   WAL (yrs)                        2.26
          First Payment Date            07/25/2008
          Expected Final Maturity       10/25/2008
          Window                          26 - 29
------------------------------------------------------
  5-A-4   WAL (yrs)                        2.93
          First Payment Date            10/25/2008
          Expected Final Maturity       08/25/2010
          Window                          29 - 51
------------------------------------------------------
  5-A-5   WAL (yrs)                        4.20
          First Payment Date            01/25/2010
          Expected Final Maturity       08/25/2010
          Window                          44 - 51
------------------------------------------------------
  5-M-1   WAL (yrs)                        3.71
          First Payment Date            10/25/2009
          Expected Final Maturity       08/25/2010
          Window                          41 - 51
------------------------------------------------------
  5-M-2   WAL (yrs)                        3.57
          First Payment Date            08/25/2009
          Expected Final Maturity       08/25/2010
          Window                          39 - 51
------------------------------------------------------
  5-B-1   WAL (yrs)                        3.48
          First Payment Date             40,019.00
          Expected Final Maturity       08/25/2010
          Window                          38 - 51
------------------------------------------------------


-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                       Subordinate Cap Schedule (1) (2)


    Period    Subordinate     Period    Subordinate     Period    Subordinate
------------    Cap (%)   ------------    Cap (%)   ------------    Cap (%)
            --------------            --------------            ---------------
               Actual/360                Actual/360                Actual/360
      0            -
      1          41.89          33         15.03          65         14.80
      2          29.09          34         16.41          66         14.31
      3          26.78          35         14.62          67         14.78
      4          26.40          36         14.90          68         14.31
      5          27.79          37         14.22          69         14.31
      6          25.55          38         15.32          70         15.30
      7          26.77          39         15.07          71         14.32
      8          24.61          40         15.03          72         14.80
      9          24.10          41         15.50          73         14.33
     10          28.29          42         14.96          74         14.81
     11          23.05          43         15.42          75         14.33
     12          23.85          44         14.89          76         14.34
     13          22.02          45         14.85          77         14.81
     14          22.71          46         16.40          78         14.34
     15          21.04          47         14.77          79         14.82
     16          20.57          48         15.22          80         14.34
     17          21.10          49         14.69          81         14.34
     18          19.66          50         15.13          82         15.88
     19          20.08          51         14.60          83         14.34
     20          18.79          52         14.55          84         14.82
     21          18.37          53         14.99          85         14.35
     22          19.39          54         14.46          86         14.79
     23          17.57          55         14.89          87         14.29
     24          17.76          56         14.38          88         14.26
     25          16.89          57         14.38          89         14.70
     26          17.19          58         15.91          90         14.19
     27          16.39          59         14.37          91         14.64
     28          16.15          60         14.84          92         14.19
     29          16.44          61         14.36          93         14.29
     30          15.68          62         14.83          94         15.94
     31          15.97          63         14.34          95         14.51
     32          15.24          64         14.33          96         15.12





(1) The Subordinate Cap Schedule is equal to the excess of a) the interest available to pay the Offered Certificates and b) the amount of interest due on the Class 5-A Certificates divided by the Class Principal Balances of the Class 5-M and Class 5-B Certificates.
(2)      Run at 100% PPC to Optional Termination

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                      Net Monthly Excess Cashflow (1) (2)
    Period      Excess       Period       Excess       Period       Excess
-----------   Casfhlow (%) ----------   Casfhlow (%) -----------  Casfhlow (%)
           ---------------           --------------             ---------------

      0            -
      1          1.916          33         1.239          65         1.105
      2          1.463          34         1.320          66         1.078
      3          1.334          35         1.242          67         1.102
      4          1.301          36         1.272          68         1.076
      5          1.398          37         1.245          69         1.076
      6          1.303          38         1.233          70         1.128
      7          1.368          39         1.201          71         1.077
      8          1.300          40         1.196          72         1.103
      9          1.293          41         1.216          73         1.077
     10          1.493          42         1.185          74         1.102
     11          1.303          43         1.203          75         1.076
     12          1.365          44         1.171          76         1.075
     13          1.300          45         1.165          77         1.101
     14          1.357          46         1.235          78         1.075
     15          1.299          47         1.154          79         1.100
     16          1.294          48         1.174          80         1.074
     17          1.333          49         1.142          81         1.074
     18          1.279          50         1.160          82         1.152
     19          1.311          51         1.128          83         1.073
     20          1.264          52         1.121          84         1.099
     21          1.256          53         1.139          85         1.072
     22          1.307          54         1.106          86         1.094
     23          1.242          55         1.125          87         1.063
     24          1.255          56         1.094          88         1.059
     25          1.232          57         1.092          89         1.080
     26          1.255          58         1.168          90         1.049
     27          1.234          59         1.089          91         1.072
     28          1.236          60         1.114          92         1.044
     29          1.260          61         1.087          93         1.048
     30          1.238          62         1.111          94         1.130
     31          1.263          63         1.083          95         1.057
     32          1.238          64         1.081          96         1.088


(1) Assumes no losses, 10% Optional Termination, 100% PPC and One-Month LIBOR is run to its forward rate curve as of May 19, 2006.

(2)   Net Monthly Excess Cashflow is equal to (a) the product of (x) 12 and
      (y) interest remaining after payment of current interest, divided by (b) the Class Principal Balances of the Group 5 Certificates.


-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------





Structuring Assumptions

    o the Mortgage Loans in Collateral Allocation Group 5 prepay at the specified constant percentages of the Prepayment Assumption,

    o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans in Collateral Allocation Group 5 are experienced,

    o scheduled payments on the Mortgage Loans in Collateral Allocation Group 5 are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

    o the scheduled monthly payment for each Mortgage Loans in Collateral Allocation Group 5 is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loans in Collateral Allocation Group 5 will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loans in Collateral Allocation Group 5 by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

    o prepayments are allocated as described in this preliminary termsheet and in the freewriting prospectus without giving effect to loss and delinquency tests,

    o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

    o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans in Collateral Allocation Group 5 and are received on the last day of each month, commencing in the calendar month of the Closing Date,

    o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

    o   the Closing Date of the sale of the Certificates is May 31, 2006,

    o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loans in Collateral Allocation Group 5,

    o   One-Month LIBOR remains constant at 5.1016%,

    o Collateral Allocation Group 5 consists of [150] Mortgage Loans with the following characteristics


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 22

--------------------------------------------------------------------------------
MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                                                         Original    Remaining
      Cut-off                              Current       Term to      Term to       Remaining
        Date              Current            Net          Stated       Stated     Interest-Only
     Principal           Mortgage         Mortgage       Maturity     Maturity        Period
    Balance ($)          Rate (%)         Rate (%)       (Months)     (Months)       (Months)
--------------------- ---------------- ---------------- ----------- ------------- ---------------
     198,750.00        7.8750000000     7.6250000000       180          178             58
      58,447.24        7.2500000000     7.0000000000       180          170            N/A
     196,396.96        7.7500000000     7.5000000000       180          172            N/A
     238,898.93        8.0851813882     7.8351813882       180          175            N/A
     787,852.38        6.7182183530     6.4682183530       180          177            N/A
     111,676.34        8.0000000000     7.7500000000       180          178            N/A
     584,942.87        6.9664890180     6.7164890180       180          178            N/A
     536,063.21        7.2718197612     7.0218197612      180(1)        177            N/A
     552,000.00        6.5344202899     6.2844202899       360          353            113
      95,250.00        8.2500000000     8.0000000000       360          354            114
     583,999.91        7.3715753612     7.1215753612       360          355            115
   1,195,200.00        7.5476907631     7.2976907631       360          356            116
     269,600.00        7.5000000000     7.2500000000       360          356            116
     220,000.00        7.0000000000     6.7500000000       360          356            116
   4,258,905.39        7.3816780199     7.1316780199       360          357            117
     507,964.98        7.5305052968     7.2805052968       360          357            117
   2,423,291.90        7.2949255566     7.0449255566       360          357            117
   3,101,218.00        7.4730249131     7.2230249131       360          358            118
     446,400.00        7.5150089606     7.2650089606       360          358            118
   7,075,702.00        7.4422362262     7.1922362262       360          358            118
   3,428,935.00        7.6079044951     7.3579044951       360          359            119
     253,000.00        7.2500000000     7.0000000000       360          359            119
      97,500.00        7.5000000000     7.2500000000       360          359            119
     275,050.00        8.4436466097     8.1936466097       360          360            120
     191,544.34        7.5585027597     7.3085027597       360          349            N/A
      91,488.35        7.2500000000     7.0000000000       360          352            N/A
     573,672.77        7.6460128655     7.3960128655       360          353            N/A
   1,096,789.15        6.8178976401     6.5678976401       360          354            N/A
     545,500.79        7.2274234829     6.9774234829       360          355            N/A
      36,301.11        7.9900000000     7.7400000000       360          355            N/A
     524,997.84        6.7224388914     6.4724388914       360          355            N/A
   2,904,294.83        7.2332392636     6.9832392636       360          356            N/A
     259,524.11        8.5000000000     8.2500000000       360          356            N/A
   4,032,864.25        7.2568947247     7.0068947247       360          357            N/A
     143,887.67        7.2500000000     7.0000000000       360          357            N/A
     174,866.84        7.3750000000     7.1250000000       360          357            N/A
   4,310,542.80        7.2808070656     7.0308070656       360          357            N/A
      54,925.91        8.0000000000     7.7500000000       360          357            N/A
   2,805,721.75        6.7716856536     6.5216856536       360          358            N/A
     223,833.76        7.5000000000     7.2500000000       360          358            N/A
      94,925.89        7.2500000000     7.0000000000       360          358            N/A
   7,584,310.36        7.1485687609     6.8985687609       360          358            N/A
   1,704,753.56        6.6061046706     6.3561046706       360          359            N/A
     313,600.00        8.6250000000     8.3750000000       360          360            N/A
     216,839.90        7.1250000000     6.8750000000      360(2)        357            N/A
     112,619.72        7.2500000000     7.0000000000      360(2)        357            N/A
     339,840.52        6.2500000000     6.0000000000      360(2)        358            N/A
      65,581.21        8.0000000000     7.7500000000      360(2)        358            N/A
     264,000.00        7.3750000000     7.1250000000      360(2)        359            N/A
   1,180,125.00        7.0144184938     6.7644184938       180          178             58
      83,048.93        6.7500000000     6.5000000000       180          172            N/A
      93,939.80        7.7500000000     7.5000000000       180          176            N/A
      41,491.44        7.2500000000     7.0000000000       180          177            N/A
     197,743.58        7.0289284487     6.7789284487       180          177            N/A
     485,251.15        6.1865566908     5.9365566908       180          178            N/A
     406,709.05        6.9669126062     6.7169126062       180          178            N/A
     308,713.31        6.3750000000     6.1250000000       240          236            N/A
      51,984.02        7.3750000000     7.1250000000       360          352            112
     573,600.00        7.1558577406     6.9058577406       360          356            116
     686,750.00        7.1858755005     6.9358755005       360          357            117

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                                         Original    Remaining
      Cut-off                              Current       Term to      Term to       Remaining
        Date              Current            Net          Stated       Stated     Interest-Only
     Principal           Mortgage         Mortgage       Maturity     Maturity        Period
    Balance ($)          Rate (%)         Rate (%)       (Months)     (Months)       (Months)
--------------------- ---------------- ---------------- ----------- ------------- ---------------
     858,099.89        7.1811124766     6.9311124766       360          357            117
     252,800.00        7.6831487342     7.4331487342       360          358            118
   4,401,742.00        7.2879807869     7.0379807869       360          358            118
     223,200.00        7.5000000000     7.2500000000       360          358            118
     391,200.00        7.8243865031     7.5743865031       360          358            118
   2,089,250.85        7.3774051683     7.1274051683       360          358            118
   1,281,450.00        7.5606051738     7.3106051738       360          359            119
     332,150.00        6.5846379648     6.3346379648       360          359            119
     317,583.43        7.0000000000     6.7500000000       360          350            N/A
     127,163.90        7.1250000000     6.8750000000       360          351            N/A
     309,911.80        7.0000000000     6.7500000000       360          351            N/A
     225,715.81        6.2500000000     6.0000000000       360          352            N/A
      70,799.01        6.3750000000     6.1250000000       360          353            N/A
     171,261.01        6.8197849951     6.5697849951       360          354            N/A
      83,793.66        7.0350000000     6.7850000000       360          355            N/A
     353,320.27        7.2500000000     7.0000000000       360          355            N/A
     651,264.32        7.9534631922     7.7034631922       360          356            N/A
      52,210.22        7.2500000000     7.0000000000       360          356            N/A
     232,508.24        7.3208101517     7.0708101517       360          356            N/A
      99,073.05        8.2500000000     8.0000000000       360          357            N/A
     108,103.63        6.5000000000     6.2500000000       360          357            N/A
      60,906.89        7.3750000000     7.1250000000       360          357            N/A
   2,660,699.15        7.0955519515     6.8455519515       360          357            N/A
      76,414.55        6.6250000000     6.3750000000       360          357            N/A
   1,987,625.23        7.2668370184     7.0168370184       360          357            N/A
     134,890.51        7.0539820963     6.8039820963       360          358            N/A
     160,230.83        7.4823792094     7.2323792094       360          358            N/A
     202,856.16        8.6250000000     8.3750000000       360          358            N/A
   8,176,562.66        7.2436237126     6.9936237126       360          358            N/A
     195,438.79        6.9754656368     6.7254656368       360          358            N/A
   3,307,450.40        7.1505053836     6.9005053836       360          358            N/A
     129,600.00        6.5000000000     6.2500000000       360          359            N/A
     155,868.94        6.8750000000     6.6250000000       360          359            N/A
   1,510,636.07        7.2169998058     6.9669998058       360          359            N/A
     332,000.00        6.2996987952     6.0496987952       360          360            N/A
     370,123.56        7.0985658546     6.8485658546      360(2)        357            N/A
     214,829.84        6.8750000000     6.6250000000      360(2)        357            N/A
     339,891.51        7.6250000000     7.3750000000      360(2)        358            N/A
     296,746.16        7.3131289930     7.0631289930      360(2)        358            N/A
     247,902.15        6.8750000000     6.6250000000      360(2)        358            N/A
     424,442.04        7.0923874317     6.8423874317      360(2)        358            N/A
     548,226.74        6.7500000000     6.5000000000       180          178            N/A
     520,000.00        7.3750000000     7.1250000000       360          355            115
     360,000.00        7.6250000000     7.3750000000       360          355            115
   3,051,200.00        7.2713030939     7.0213030939       360          355            115
     830,514.65        7.7068083025     7.4568083025       360          356            116
   3,646,799.80        7.3611111103     7.1111111103       360          356            116
   3,943,211.57        7.4891709060     7.2391709060       360          357            117
   6,348,510.00        7.7464237672     7.4964237672       360          357            117
   2,889,950.00        7.1328353432     6.8828353432       360          357            117
   6,263,200.00        7.4979026296     7.2479026296       360          358            118
   3,522,400.00        7.5367079264     7.2867079264       360          358            118
   1,698,400.00        7.3501530853     7.1001530853       360          358            118
   3,236,650.00        7.5893921956     7.3393921956       360          359            119
     620,000.00        7.2500000000     7.0000000000       360          359            119
     392,000.00        7.5000000000     7.2500000000       360          359            119
     454,272.85        7.7500000000     7.5000000000       360          349            N/A
     366,625.74        6.3750000000     6.1250000000       360          354            N/A
     405,252.97        6.0000000000     5.7500000000       360          355            N/A
     359,213.34        7.6250000000     7.3750000000       360          355            N/A
   1,757,276.66        7.3125205496     7.0625205496       360          356            N/A
     555,192.60        7.6250000000     7.3750000000       360          356            N/A

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                                         Original    Remaining
      Cut-off                              Current       Term to      Term to       Remaining
        Date              Current            Net          Stated       Stated     Interest-Only
     Principal           Mortgage         Mortgage       Maturity     Maturity        Period
    Balance ($)          Rate (%)         Rate (%)       (Months)     (Months)       (Months)
--------------------- ---------------- ---------------- ----------- ------------- ---------------
   2,344,781.76        7.2862693125     7.0362693125       360          357            N/A
   2,353,455.55        7.5168512588     7.2668512588       360          357            N/A
   1,115,859.56        7.5713098531     7.3213098531       360          357            N/A
   1,448,460.62        7.2757803056     7.0257803056       360          358            N/A
     499,638.11        7.6250000000     7.3750000000       360          358            N/A
   2,372,910.73        7.5732544024     7.3232544024       360          358            N/A
   1,945,652.07        7.4427374405     7.1927374405       360          359            N/A
     886,327.00        7.4952510473     7.2452510473       360          359            N/A
     375,000.00        7.8750000000     7.6250000000      360(2)        359            N/A
   1,672,425.00        7.0804632495     6.8304632495       180          178             58
     436,934.19        5.8750000000     5.6250000000       180          177            N/A
     633,953.81        6.6250000000     6.3750000000       360          355            115
     381,929.38        6.3750000000     6.1250000000       360          356            116
     767,630.00        7.7577560153     7.5077560153       360          357            117
   5,170,975.00        7.5104491271     7.2604491271       360          358            118
     560,000.00        7.5000000000     7.2500000000       360          358            118
     872,000.00        6.5533256881     6.3033256881       360          358            118
     350,000.00        7.5000000000     7.2500000000       360          359            119
     383,667.76        7.0000000000     6.7500000000       360          355            N/A
     754,130.56        7.7500000000     7.5000000000       360          356            N/A
     479,369.89        8.1250000000     7.8750000000       360          357            N/A
     468,016.43        7.2500000000     7.0000000000       360          357            N/A
     823,680.77        7.4721024475     7.2221024475       360          357            N/A
   2,276,520.11        6.4056523561     6.1556523561       360          358            N/A
     915,136.22        6.7838835089     6.5338835089       360          358            N/A
   1,789,000.00        7.5000000000     7.2500000000       360          359            N/A
     416,697.41        8.5000000000     8.2500000000       360          359            N/A
     389,823.24        6.3750000000     6.1250000000      360(2)        359            N/A

(1)Balloon Loan; Original Amortization is 360
(2)Balloon Loan; Original Amortization is 480





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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


                Preliminary Collateral Information for MSM 06-7
                Collateral Allocation Group 5: Alt-B Collateral
                          $168MM Group Size (+/- 20%)

GWAC                                        7.31% (+/- 10 bps)
GWAC Range                                  5.625% - 10.00%
NWAC                                        7.06% (+/- 10 bps)
WALA                                        3 months (+/- 3)
Average loan size                           $225,000 (+/- 50k)
Max loan size                               $1,500,000
Average LTV                                 76% (+/- 10%)
Loans > 80 LTV with no MI or Pledged Assets 0.2%
Average FICO                                694 (+/- 10 points)
Minimum FICO                                608
Full / Alt documentation                    12% (+/- 10%)
Max no documentation                        15%
Interest Only                               51% (+/- 10%)
Owner occupied                              68% (+/- 10%)
Property type                               62% single family detached/PUD (+/- 10%)
Investor properties                         30% (+/- 10%)
Loan purpose                                35% cash-out refinance (+/- 10%)
Prepay penalties                            68% (+/- 10%)
California Concentration                    20% (+/- 10%)
New York Concentration                      26% (+/- 10%)


Note: All characteristics are preliminary and are subject to the final collateral pool




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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Mortgage Loans in Collateral Allocation Group 5 may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.



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Please refer to important information and qualifications at the end of this material.
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                                    Page 27

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this Preliminary Termsheet with respect to the Mortgage Loans assumes CPR starting at approximately 10% CPR in month 1 and increasing to 25% CPR in month 12 (15%/11 increase for each month), and remaining at 25% CPR thereafter. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.



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Please refer to important information and qualifications at the end of this material.
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                                    Page 28

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


                                   EXHIBIT 2
GreenPoint Mortgage Funding, Inc.

    GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company ("North Fork"). North Fork's other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol "NFB". GreenPoint was formerly a wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

    GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

    GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

    The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

------------------------------------------------------------------------------------------------------------

Residential Mortgage Loan Production Table
Loan Type                              2003               2004               2005             2006 Q1
                                       ----               ----               ----             -------

Alt A and Specialty
Number of Loans                       56,702             65,284             67,707            13,752
Dollar Volume                    $11,505,997,786    $14,579,659,658   $19,148,814,451     4,034,288,749
Percent Adjustable                           19%                67%               84%                   78%
Percent of Total Dollar Volume               30%                37%               45%                   52%

Agency
Number of Loans                       28,460             10,975             12,408            2,108
Dollar Volume                     $5,378,009,580     $2,188,737,211    $2,746,779,129      $480,214,325
Percent Adjustable                            0%                 3%                1%                   2%
Percent of Total Dollar Volume               14%                 6%                7%                   6%

Jumbo
Number of Loans                      53,106             53,522             41,614              5,860
Dollar Volume                    $19,426,400,804    $17,667,106,136   $14,899,732,857     2,254,652,746
Percent Adjustable                           69%                84%               74%                   77%
Percent of Total Dollar Volume               50%                44%               35%                   29%

Heloc and Seconds
Number of Loans                      44,346             83,902             82,258             14,847
Dollar Volume                     $2,556,735,253     $5,374,039,738    $5,450,355,355     1,002,614,650
Percent Adjustable                           96%                97%               95%                   91%
Percent of Total Dollar Volume                7%                14%               13%                   13%

Number of Loans                     182,614             213,683             203,987              36,567
Dollar Volume                    $38,867,143,423    $39,809,542,743   $42,245,681,792     7,771,770,470
Average Loan Amount                     $212,838           $186,302          $207,100           212,535
Non-Purchase Transactions                    66%                52%               52%                   58%
Adjustable Rate Loans*                       47%                75%               76%                   75%
*% of total loan production based on dollar volume
------------------------------------------------------------------------------------------------------------

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

                                    Page 29
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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

GreenPoint Underwriting Guidelines

     Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.


    In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

    In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

    As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

    GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

    Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

    In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

    GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

    Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

    GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

o
Servicing Guidelines

    GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company ("North Fork"). North Fork's other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol "NFB". GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

    GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

    GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

    GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

    GreenPoint mails billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due.

    When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint's servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

    Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

    If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

    Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint's business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure, Delinquency and Loss Experience

    Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

    A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

    The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by GreenPoint. The delinquency, foreclosure and loss percentages may be affected by the

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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience of the mortgage loans.

                       GreenPoint Mortgage Funding, Inc.
             Overall Mortgage Portfolio Delinquency and Foreclosure Experience
                            (dollars in thousands)

                                                         At December 31,                                           At March 31,
                        ------------------------------------------------------------------------------------------------------------
                                   2003                        2004                        2005                        2006
                        ------------------------------------------------------------------------------------------------------------
                                       Percent of                  Percent of                  Percent of                 Percent of
                         Number of     Servicing     Number of     Servicing     Number of     Servicing     Number of     Servicing
                           Loans       Portfolio       Loans       Portfolio       Loans       Portfolio       Loans       Portfolio
                        ------------------------------------------------------------------------------------------------------------
Total Portfolio*......      212,711        6.20%      286,698         3.41%       289,304         3.74%       281,407         3.00%

Period of
Delinquency
  30-59 days..........        6,381        3.00%        4,931         1.72%         6,065         2.10%         4,400         1.56%
  60-89 days..........        2,056        0.97%        1,333         0.46%         1,626         0.56%         1,138         0.40%
  90 days or more.....        1,922        0.90%        1,799         0.63%         2,138         0.74%         1,742         0.62%

Total
Delinquencies                10,359        4.87%        8,063         2.81%         9,829         3.40%         7,280         2.59%
  (excluding
  Foreclosures)**.....

Foreclosures
Pending................       2,831        1.33%        1,709         0.60%           988         0.34%         1,156         0.41%


* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.




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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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                                   EXHIBIT 3

GMAC Mortgage Corporation

The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the "Sponsor Servicing Rights Mortgage Loans"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in this prospectus supplement.

General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.


                     ------------------------------------
                    |                                    |
                    |     General Motors Corporation     |
                    |                                    |
                    |                 |                  |
                     -----------------|------------------
                                      |
                                      |
                     -----------------|------------------
                    |                                    |
                    |                                    |
                    |     General Motors Acceptance      |
                    |            Corporation             |
                    |               (GMAC)               |
                    |                                    |
                     -----------------|------------------
                                      |
                     -----------------|------------------
                    |                                    |
                    |  Residential Capital Corporation   |
                    |              (ResCap)              |
                    |                                    |
                     -----------------|------------------
                                      |
                     -----------------|------------------
                    |     GMAC Mortgage Corporation      |
                    |                                    |
                     ------------------------------------



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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans General Motors Corporation General Motors Acceptance Corporation (GMAC) Residential Capital Corporation (ResCap) GMAC Mortgage Corporation for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.


                             GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)
--------------------------------------------------------------------------------------------------------------------------------
                                                                   For the Year Ended December 31,
                                    --------------------------------------------------------------------------------------------
                                               2005                  2004                   2003                  2002
                                    --------------------------------------------------------------------------------------------
Prime Conforming Mortgage Loans
------------------------------------
No. of Loans                                1,392,870              1,323,249             1,308,284              1,418,843
Dollar Amount of Loans                       $186,364              $165,521               $153,601              $150,421
Percentage Change from Prior Year             12.59%                 7.76%                 2.11%                   N/A

Prime Non-Conforming Mortgage Loans
------------------------------------
No. of Loans                                  69,488                53,119                 34,041                36,225
Dollar Amount of Loans                       $32,385                $23,604               $13,937                $12,543
Percentage Change from Prior Year             37.20%                69.36%                 11.12%                  N/A

Government Mortgage Loans
------------------------------------
No. of Loans                                 181,679                191,844               191,023                230,085
Dollar Amount of Loans                       $18,098                $18,328               $17,594                $21,174
Percentage Change from Prior Year             -1.25%                 4.17%                -16.91%                  N/A

Second Lien Mortgage Loans
------------------------------------
No. of Loans                                 392,261                350,334               282,128                261,416
Dollar Amount of Loans                       $13,034                $10,374                $7,023                $6,666
Percentage Change from Prior Year             25.64%                47.71%                 5.36%                   N/A

Total Mortgage Loans Serviced
------------------------------------
No. of Loans                                2,036,298              1,918,546             1,815,476              1,946,569
Dollar Amount of Loans                       $249,881              $217,827               $192,155              $190,804
Percentage Change from Prior Year             14.72%                13.36%                 0.71%                   N/A





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MORGAN STANLEY                                                      May 22, 2006
Securitized Products Group      [GRAPHIC OMITTED]

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